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                                                   EXHIBIT 11.1

                                          SELECTED FINANCIAL INFORMATION

                                                                 Quarter Ended March 31,
------------------------------------------------------------------------------------------
(dollars in thousands)                                              1997            1996
------------------------------------------------------------------------------------------
                                                                       (Unaudited)
DATA USED TO COMPUTE PER SHARE AMOUNTS
Net income                                                      $114,072         $88,807
Preferred stock dividends:
  Noncumulative Perpetual, Series C                               (1,569)         (1,569)
  Noncumulative Perpetual, Series E                                 (936)           (936)
  Noncumulative Convertible Perpetual, Series D                       --          (2,100)
==========================================================================================
Net income available to primary common stock                    $111,567         $84,202
==========================================================================================

Net income                                                      $114,072         $88,807
Preferred stock dividends:
  Noncumulative Perpetual, Series C                               (1,569)         (1,569)
  Noncumulative Perpetual, Series E                                 (936)           (936)
==========================================================================================
Net income available to fully diluted common stock              $111,567         $86,302
==========================================================================================

Average common shares outstanding:
  Primary                                                    120,277,744     111,797,730
  Fully diluted                                              120,292,563     117,216,977


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